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Exhibit 99.1

Certification of Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002

        I, Bernard Briskin, Chief Executive Officer of Arden Group, Inc., a Delaware corporation (the "Company"), hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to the best of my knowledge (1) the quarterly report on Form 10-Q of the Company for the quarter ended June 29, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BERNARD BRISKIN
Name:	Bernard Briskin
Title:	Chief Executive Officer
Date:	August 9, 2002

        This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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Certification of Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002